SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 28, 2006

ISIS PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-19125	33-0336973
(Commission File No.)	(IRS Employer Identification No.)

1896 Rutherford Road

Carlsbad, CA 92008

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (760) 931-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On July 28, 2006, Isis Pharmaceuticals, Inc. entered into a strategic alliance with Bruker Daltonics for manufacturing and distribution of Isis’ Ibis T5000™ biosensor system. In this strategic alliance, Bruker Daltonics will be the exclusive worldwide manufacturer of the Ibis T5000 biosensor system, which incorporates Bruker Daltonics’ micrOTOF™ ESI-TOF mass spectrometer. Bruker Daltonics will also be responsible for order processing, system installations and service in North America, Europe and the Middle East. In Europe and the Middle East, Bruker Daltonics will have exclusive rights to sell Ibis T5000 systems and Ibis infectious organism identification kits for various government applications, and non-exclusive rights to sell to all other customers, including clinical, pharmaceutical and academic researchers for all other applications except diagnostics. Outside of Bruker Daltonics’ exclusive market, Isis may sell Ibis T5000s and its infectious organism identification kits. A copy of this press release is attached to this Report as Exhibit 99.1.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated July 31, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ISIS PHARMACEUTICALS, INC.

Dated: July 28, 2006	By:	/s/ B. Lynne Parshall
B. LYNNE PARSHALL
Executive Vice President,
Chief Financial Officer and Director

INDEX TO EXHIBITS

99.1         Press Release dated July 31, 2006.